Exhibit 10.1

EXECUTION VERSION

AMENDMENT NO. 1

to the

USCB FINANCIAL HOLDINGS, INC.

EMPLOYMENT AGREEMENT

BY AND AMONG

U.S. CENTURY BANK,

USCB FINANCIAL HOLDINGS, INC.

AND ROBERT ANDERSON

THIS AMENDMENT NO. 1 (the “Amendment”) to the Employment Agreement by and among U.S. Century Bank, a Florida‑chartered commercial bank (the “Bank”), USCB Financial Holdings, Inc., a Florida corporation (the “Company” and collectively with the Bank, the “Employers”), and Robert Anderson (the “Executive”) as of January 29, 2023 (the “Agreement”), is hereby effective as of January 6, 2025 (“Amendment Effective Date”).

WHEREAS, the Executive is presently employed as the Executive Vice President and Chief Financial Officer of each of the Company and the Bank;

WHEREAS, upon consideration, the Employers and the Executive wish to adopt certain mutually agreed upon revisions to the Agreement;

WHEREAS, the Employers desire to be ensured of the Executive’s continued active participation in the business of the Employers under such revised terms; and

WHEREAS, the Executive is willing to serve the Employers on the terms and conditions set forth in the Agreement, as amended by this Amendment.

NOW THEREFORE, in consideration of the premises and the mutual agreements herein contained, the Employers and the Executive do hereby agree to amend the Agreement as follows:

1.    Section 5(f) be and hereby is rescinded and deleted and is replaced in its entirety by the following:

(f)         In the event that concurrently with or within twelve (12) months subsequent to a Change in Control the Executive’s employment is terminated by (i) the Employers for other than Cause, Disability or the Executive’s death during the term of this Agreement or (ii) the Executive for Good Reason during the term of this Agreement, then the Employers shall, in consideration of the Executive’s agreements in Section 7 below and subject to the provisions of Sections 5(g), 5(h), 5(j), 5(k), 6, 18 and 19 hereof, if applicable, pay to the Executive a cash severance amount (the “Enhanced Severance Payment”) equal to two and one half (2.5) times the Executive’s “Highest Total Annual Cash Compensation” (as such term is defined herein). For purposes hereof, “Highest Total Annual Cash Compensation” shall mean the highest aggregate amount of Base Salary received and cash bonus earned by the Executive in a given calendar year from the Employers (including any deferred amounts) during the most recent three calendar years immediately preceding the year in which the Date of Termination occurs. The Enhanced Severance Payment shall be paid in two installments. The first payment consisting of 50% of the Enhanced Severance Payment will be paid in a lump sum thirty (30) days following the later of the Date of Termination or the expiration of the revocation period provided for in the general release to be executed by the Executive pursuant to Section 5(g) below, with the remaining 50% of the Enhanced Severance Payment to be paid in a lump sum within ten (10) days after the expiration of the Restricted Period as set forth in Section 7 hereof. In addition, the Executive shall receive continued medical and dental benefits as provided by the Employers from time to time for its employees, with the Employers paying 100% of the premiums for such coverage, for the period of time equal to the shorter of eighteen (18) months or the maximum period of COBRA continuation coverage provided under Section 4980B(f) of the Code (with such coverage to be treated as COBRA coverage). If the Employers’ payment of COBRA premiums on behalf of the Executive is taxable to the Executive, then the Employers will pay to the Executive an additional amount such that after payment by the Executive of all applicable local, state and federal income and payroll taxes imposed on him with respect to such additional amount, the Executive retains an amount equal to all applicable local, state and federal income and payroll taxes imposed upon him with respect to the payment of such COBRA premiums. Such payment shall be made on or before March 15th following the close of the calendar year in which the COBRA premiums were paid. Except as provided herein, the Enhanced Severance Payment shall be in lieu of, and not in addition to, any Base Salary or other compensation or benefits that would have been paid under Sections 3(a), 3(b), 3(c) and 3(d) above in the absence of a termination of employment, and the Executive shall have no rights pursuant to this Agreement to any Base Salary or other benefits for any period after the applicable Date of Termination.

2.    All other sections and provisions in the Agreement shall continue in full force and effect and are not affected by this Amendment.

[Signature page follows]

IN WITNESS WHEREOF, the parties have executed this Amendment No. 1 to the Agreement as of the date first written above.

USCB FINANCIAL HOLDINGS, INC.

By: /s/ Maricarmen Logroño	By: /s/ W. Kirk Wycoff
Name: Maricarmen Logroño	Name: W. Kirk Wycoff
Title: Corporate Secretary	Title: Chairman of the Compensation
Committee of the Board of Directors

U.S. CENTURY BANK

By: /s/ W. Kirk Wycoff
Name: W. Kirk Wycoff
Title: Chairman of the Compensation
Committee of the Board of Directors

EXECUTIVE

By: /s/Robert Anderson
Robert Anderson

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